                                                                     EXHIBIT 5.1

                         [COOLEY GODWARD LLP LETTERHEAD]

September 7, 1999


MESSAGEMEDIA, INC.
6060 Spine Road
Boulder, CO  80301

Dear Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by MessageMedia, Inc., a Delaware corporation (the "Company"), of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission, covering the offering of an aggregate of up to 1,148,493 shares of the Company's Common Stock, $.001 par value (the "Shares"), including 466,818 shares issuable pursuant to the Decisive Technology Corporation 1996 Stock Option Plan (the "Plan") and 681,675 shares issuable pursuant to outstanding options granted outside of the Plan (the "Non-Plan Option Agreement").

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Plan, the Non-Plan Option Agreements, the Company's Certificate of Incorporation and Bylaws, as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and such other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in accordance with the Plan or the Non-Plan Option Agreements, as applicable, the Registration Statement and the related prospectus, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.


Very truly yours,

/s/ MICHAEL L. PLATT

Michael L. Platt